                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LCC INTERNATIONAL, INC.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                  [LCC LOGO]

                            LCC INTERNATIONAL, INC.
                            7925 JONES BRANCH DRIVE
                                MCLEAN, VA 22102

                                                                  April 17, 1998

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of LCC International, Inc., to be held on Tuesday, May 19, 1998 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182.

     At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of the Board of Directors, which consists of five members; (ii) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors; (iii) the approval and adoption of an amendment to the Company's 1996 Employee Stock Option Plan that increases the number of shares of Class A Common Stock, par value $.01 ("Class A Common Stock"), authorized to be issued pursuant to options granted under such plan from 3,224,000 to 4,725,000; (iv) the approval and adoption of amendments to the Company's Directors Stock Option Plan (the "Directors Plan") that (a) increase the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 60,000 to 140,000 and (b) delete Section
19.4 of the Directors Plan to allow for greater flexibility in the administration of such plan; and (v) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, proxy statement and form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 1998 Annual Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                          Sincerely,

                                          /s/ Geoffrey S. Carroll

                                          DR. GEOFFREY S. CARROLL
                                          President and Chief Executive Officer

                                  [LCC LOGO]

                            LCC INTERNATIONAL, INC.
                            7925 JONES BRANCH DRIVE
                             MCLEAN, VIRGINIA 22102

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of LCC International, Inc. (the "Company") will be held on Tuesday, May 19, 1998 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182, to consider and act upon the following proposals:

          1. To elect the Board of Directors, which consists of five members;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998;

          3. To approve and adopt an amendment to the Company's 1996 Employee Stock Option Plan that increases the number of shares authorized to be issued pursuant to options granted under such plan from 3,224,000 to 4,725,000;

          4. To approve and adopt amendments to the Company's Directors Stock Option Plan (the "Directors Plan") that (a) increase the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 60,000 to 140,000 and (b) delete Section 19.4 of the Directors Plan to allow for greater flexibility in the administration of such plan; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock and Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of the Company's stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the Company's offices.

                                          By Order of the Board of Directors

                                          /s/ Peter A. Deliso

                                          PETER A. DELISO
                                          Secretary

McLean, Virginia
April 17, 1998

                            LCC INTERNATIONAL, INC.
                            7925 JONES BRANCH DRIVE
                             MCLEAN, VIRGINIA 22102

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1998

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Revocable Proxy are being furnished, on or about April 17, 1998, to the stockholders of LCC International, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 19, 1998 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182, and any adjournment thereof.

     The purpose of the Annual Meeting is (i) to elect the Board of Directors, which consists of five members; (ii) to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; (iii) to approve and adopt an amendment to the Company's 1996 Employee Stock Option Plan (the "Employee Plan") that increases the number of shares authorized to be issued pursuant to options granted under such plan from 3,224,000 to 4,725,000; (iv) to approve and adopt amendments to the Company's Directors Stock Option Plan (the "Directors Plan") that (a) increase the number of shares of Class A Common Stock authorized to be issued pursuant to options granted under such plan from 60,000 to 140,000 and (b) delete Section 19.4 of the Directors Plan to allow for greater flexibility in the administration of such plan; and (v) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED: (I) FOR THE ELECTION OF FIVE DIRECTORS TO THE BOARD OF DIRECTORS; (II) FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS; (III) FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN THAT INCREASES THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED PURSUANT TO OPTIONS GRANTED UNDER SUCH PLAN FROM 3,224,000 TO 4,725,000; AND (IV) FOR THE APPROVAL AND ADOPTION OF AMENDMENTS TO THE DIRECTORS STOCK OPTION PLAN THAT (A) INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AUTHORIZED TO BE ISSUED PURSUANT TO OPTIONS GRANTED UNDER SUCH PLAN FROM 60,000 TO 140,000 AND (B) DELETE SECTION
19.4 OF THE DIRECTORS PLAN TO ALLOW FOR GREATER FLEXIBILITY IN THE ADMINISTRATION OF SUCH PLAN. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. The Company is not aware of any such matters that are proposed to be presented at its Annual Meeting.

     The cost of soliciting proxies in the form enclosed herewith will be borne entirely by the Company. The Company has retained D.F. King & Co., Inc. to solicit proxies on its behalf for a fee of approximately $3,500. In addition, proxies may be solicited by directors, officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. The Company will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

     The securities which can be voted at the Annual Meeting consist of shares of Class A Common Stock and Class B Common Stock, par value $.01 ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), of the Company. Each outstanding share of Class A Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. Each outstanding share of Class B Common Stock entitles its owner to ten votes on each matter as to which a vote is taken at the Annual Meeting. The close of business on March 30, 1998 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of stockholders entitled to vote at the Annual Meeting. The number of shares of Class A Common Stock and Class B Common Stock outstanding and entitled to vote on the Record Date was 7,080,165 and 8,460,984, respectively. The presence, in person or by proxy, of shares of Common Stock issued and outstanding and constituting at least a majority of the votes entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by the Company's Secretary and Controller, who have been appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Under Delaware corporate law and the Company's Amended and Restated Bylaws (the "Bylaws"), directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Company's Restated Certificate of Incorporation or Bylaws, any other matter put to a stockholder vote, including the amendments to the Employee Plan and the Directors Plan, will be decided by the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not included as votes cast and accordingly will be excluded from the total number of votes upon which a majority is based. Thus, votes to abstain and broker non-votes will have no effect on the vote tabulation for such proposals.

     The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                            ------------------------

          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                            ------------------------

              CERTAIN BACKGROUND INFORMATION REGARDING THE COMPANY

     The Company's business commenced in 1983 in a corporation named LCC Incorporated (presently named Cherrywood Holdings, Inc. ("Cherrywood")), a Kansas corporation organized in 1983 and wholly owned by Dr. Rajendra and Neera Singh and certain Singh family trusts. In 1994 Cherrywood transferred the business to Telcom Ventures, L.L.C. ("Telcom Ventures"), a Delaware limited liability company, for a 75% interest in Telcom Ventures. At the same time, certain entities formed by The Carlyle Group, a Washington, D.C.-based investment group (the "Carlyle Investors"), acquired a 25% interest in Telcom Ventures in consideration of a cash contribution. Telcom Ventures then formed LCC, L.L.C. (the "Limited Liability Company"), a Delaware limited liability company, and transferred the business to the Limited Liability Company in exchange for a 99% interest in the Limited Liability Company. Cherrywood and TC Group, L.L.C., an affiliate of the Carlyle Investors ("TC Group"), received direct interests of 0.75% and 0.25%, respectively, in the Limited Liability Company. LCC International, Inc. was formed in June 1996 for the purpose of effecting an initial public offering of equity securities which was accomplished by the merger of the Limited Liability Company with and into LCC International, Inc. (the "Merger") in connection with the initial public offering of LCC International, Inc.'s Class A Common Stock (the "Offering"). Prior to the Merger, Telcom Ventures transferred its interest in the Limited Liability Company to RF Investors, L.L.C. ("RF Investors"), a Delaware limited liability company of which Telcom Ventures owns 99% and Cherrywood and TC Group own 0.75% and 0.25%, respectively. Since the Offering, Cherrywood and TC Group have transferred to RF Investors the shares of the Company which they received as a result of the Merger.

     Unless the context indicates or requires otherwise, references in this Proxy Statement to the "Company" are to its predecessor entities and their respective subsidiaries prior to the Merger and to LCC International, Inc. and its subsidiaries after the Merger.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 16, 1998 by (i) each director (and director nominee), (ii) the Chief Executive Officer and each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997 (the "Named Executive Officers"), (iii) all persons known to the Company to be beneficial owners of more than 5% of its outstanding Class A or Class B Common Stock and (iv) all directors and executive officers as a group. This information is based upon the most recent filing made by such persons with the Securities and Exchange Commission (the "Commission") or information provided to the Company by such persons. Under the rules of the Commission, a person is deemed a "beneficial owner" of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                             NUMBER OF SHARES
                                                      -------------------------------     PERCENT OF
                                                        NUMBER OF        NUMBER OF       COMMON STOCK
             NAME, ADDRESS AND TITLE(1)               CLASS A SHARES   CLASS B SHARES     OUTSTANDING
             --------------------------               --------------   --------------   ---------------
RF Investors, L.L.C.(2)(3)..........................       28,411        8,460,984           54.6%
Telcom Ventures, L.L.C.(4)
Cherrywood Holdings, Inc.(4)
     211 North Union Street
     Alexandria, Virginia 22314
MCI Telecommunications Corporation(5)(6)............    2,841,099               --           15.5%
     1801 Pennsylvania Ave., N.W.
     Washington, DC 20006
Dresdner RCM Global Investors LLC                         662,900               --            4.3%
  RCM Limited L.P.
  RCM General Corporation
  Dresdner Bank A.G.(7).............................
     Four Embarcadero Center
     San Francisco, California 94111
Pilgrim Baxter & Associates, Ltd.(8)................      515,000               --            3.3%
     825 Duportain Road
     Wayne, PA 19087
Advantus Capital Management                               421,500               --            2.7%
  MIMLIC Asset Management Company
  The Minnesota Mutual Life Insurance Company(9)....
     400 Robert Street North
     St. Paul, MN 55101
Dr. Rajendra Singh, Chairperson of the Board of            68,411        8,620,984           55.4%
  Directors(2)(3)(4)(10)............................
     c/o Telcom Ventures, L.L.C.
     211 North Union Street
     Alexandria, Virginia 22314
Neera Singh, Director(2)(3)(4)(10)..................       68,411        8,620,984           55.4%
     c/o Telcom Ventures, L.L.C.
     211 North Union Street
     Alexandria, Virginia 22314

                                                             NUMBER OF SHARES
                                                      -------------------------------     PERCENT OF
                                                        NUMBER OF        NUMBER OF       COMMON STOCK
             NAME, ADDRESS AND TITLE(1)               CLASS A SHARES   CLASS B SHARES     OUTSTANDING
             --------------------------               --------------   --------------   ---------------
Mark D. Ein, Director(11)...........................       61,000               --            0.4%
     c/o The Carlyle Group
     1001 Pennsylvania Ave., N.W.
     Washington, DC 20004
Dr. Arno A. Penzias, Director(12)...................       10,600               --               *
     c/o Lucent Technologies/Bell Labs
     700 Mountain Ave.
     Murray Hill, NJ 07974-0636
Dr. Geoffrey S. Carroll, President and                         --               --              0%
  Chief Executive Officer(13).......................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102
Richard Hozik, Senior Vice President, Chief                37,200                             0.2%
  Financial Officer and Treasurer(14)...............
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102
Louis R. Olsen, Vice President,                            15,885               --               *
  New Business Ventures(15).........................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102
Gerard L. Vincent, Group Vice President,                   38,900               --               *
  Services(16)......................................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102
Frank F. Navarrete, Senior Vice President,                 31,600               --               *
  Business Development(17)..........................
     c/o LCC International, Inc.
     7925 Jones Branch Drive
     McLean, Virginia 22102
All Directors, and Named Executive Officers as a          263,596        8,620,984           55.9%
  Group (9 persons)(18).............................

---------------
  *  Less than 0.1%.

 (1) Unless otherwise noted, the Company believes that each of the stockholders has sole voting and dispositive power with respect to the shares of Common Stock owned by it, him or her.

 (2) Includes the 85,233 shares of Class B Common Stock received by Cherrywood and the 28,411 shares of Class A Common Stock received by TC Group as a result of the Merger. These shares were transferred to RF Investors in April 1997. Cherrywood and TC Group hold 0.75% and 0.25%, respectively, of the outstanding equity interests of RF Investors. The remaining 99% is held by Telcom Ventures.

 (3) Represents all outstanding shares of the Class B Common Stock.

 (4) Telcom Ventures is owned 75% by Cherrywood and 25% by certain entities formed by the Carlyle Investors. Cherrywood is owned by Dr. Rajendra Singh, Neera Singh and certain Singh family trusts. Dr. Rajendra Singh and Neera Singh are the executive officers of Cherrywood and its sole directors.

 (5) Consists entirely of shares which may be acquired within 60 days upon exchange of the Company's outstanding indebtedness to MCI
     Telecommunications ("MCI"). See "Certain Relationships and Related Transactions -- The Exchangeable Notes."

 (6) Represents 28.6% of the outstanding shares of the Class A Common Stock (assumes conversion of 100% of convertible subordinated debt).

 (7) Represents 9.4% of the outstanding shares of the Class A Common Stock. Dresdner RCM Global Investors LLC ("Dresdner RCM") is an investment advisor registered under the Investment Advisers Act of 1940; RCM Limited L.P. is the Managing Agent of Dresdner RCM; RCM General Corporation is the General Partner of RCM Limited L.P.; and Dresdner RCM is a wholly owned subsidiary of Dresdner Bank A.G.

 (8) Represents 7.3% of the outstanding shares of the Class A Common Stock.

 (9) Represents 6.0% of the outstanding shares of the Class A Common Stock. Advantus Capital Management, Inc., an investment advisor registered under the Investment Advisers Act of 1940, is a wholly owned subsidiary of MIMLIC Asset Management Company, which is a wholly owned subsidiary The Minnesota Mutual Life Insurance Company. The Minnesota Mutual Life Insurance Company and MIMLIC Asset Management Company, through their control of Advantus Capital Management, Inc., each has the sole power to vote and to dispose of the shares owned by persons advised by Advantus Capital Management, Inc.

(10) Includes 160,000 shares which may be acquired within 60 days pursuant to options granted, or to be granted, to Dr. Rajendra Singh and Neera Singh pursuant to the Directors Plan.

(11) Includes 40,000 and 20,000 shares which may be acquired within 60 days pursuant to options granted under the Directors Plan and the Employee Plan, respectively. Mr. Ein is a Principal of The Carlyle Group, an affiliate of the Carlyle Investors. Mr. Ein disclaims beneficial ownership of the shares of Common Stock owned indirectly by the Carlyle Investors through their 25% ownership of Telcom Ventures and any shares of stock issuable upon the exercise of stock options granted to TC Group in connection with the Offering.

(12) Includes 6,600 shares which may be acquired within 60 days pursuant to stock options granted under the Directors Plan, and 4,000 shares held by this director's wife.

(13) Dr. Carroll has served as the Company's President and Chief Executive Officer since January 15, 1998. His employment agreement provides for, among other things, options to purchase up to 975,000 shares of Class A Common Stock, none of which is exercisable within 60 days. See "Employment Agreements" below.

(14) Consists entirely of shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(15) Includes 15,500 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(16) Includes 38,500 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(17) Includes 31,000 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan, and 200 shares held by this executive's son.

(18) Includes the shares held by RF Investors and shares which may be acquired within 60 days pursuant to options granted pursuant to the Employee Plan and the Directors Plan.

                             MATTERS TO BE ACTED ON

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors consists of five members. At the Annual Meeting, five directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified or until such director's earlier death, resignation or removal.

     Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote for the election as directors the persons named below as nominees. Directors will be elected by a plurality vote.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR
                                   DIRECTORS.

INFORMATION AS TO NOMINEES

     Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting. One former director, Piyush Sodha, served as a member of the Board from January 1994 until his resignation in January 1998. He is not standing for election.

                NAME                  AGE                      POSITION
                ----                  ---                      --------
Dr. Geoffrey S. Carroll.............  44    President, Chief Executive Officer and Director
Mark D. Ein.........................  33    Director
Dr. Arno A. Penzias.................  65    Director
Dr. Rajendra Singh..................  43    Chairperson of the Board of Directors
Neera Singh.........................  39    Director

     Dr. Geoffrey S. Carroll. Dr. Geoffrey S. Carroll has been President and Chief Executive Officer and a Director of the Company since January 1998. From 1997 to January 1998, Dr. Carroll served as a consultant to the Chairman of the Board of Daimler-Benz Interservices. Dr. Carroll was Chief Executive Officer of Origin B.V., the information technology services subsidiary of Philips N.V., Europe's largest electronics manufacturer, from 1996 to 1997. From 1990 to 1996, Dr. Carroll was employed by Electronic Data Systems ("EDS"), holding the positions of Group Executive for Europe, member of the EDS Europe Board of Directors and President of Northern Europe. Prior to EDS, Dr. Carroll held a number of positions in the advanced technology field, including Managing Director of the worldwide government and public sector business of Wang Laboratories.

     Mark D. Ein. Mark D. Ein has served as a Director of the Company since January 1994. He is a member of the Audit and Compensation Committees and the Chairperson of the Audit Committee. Mr. Ein is a Principal of The Carlyle Group, a private investment firm and an affiliate of the Carlyle Investors. Mr. Ein is currently a director of Telcom Ventures, L.L.C., RF Investors, L.L.C., and various private companies. Mr. Ein worked for Brentwood Associates, a private equity investment firm, from 1989 to 1990, and for Goldman, Sachs & Co. from 1986 to 1989.

     Dr. Arno A. Penzias. Dr. Arno A. Penzias has been a Director of the Company since July 1996. He is a member of the Audit and Compensation Committees and the Chairperson of the Compensation Committee. Dr. Penzias currently is Senior Technology Advisor of Lucent Technologies, Bell Labs Innovations. From 1995 until 1996, Dr. Penzias was Vice President and Chief Scientist of AT&T Bell Laboratories. From 1981 through 1995, he was Vice President, Research of AT&T Bell Laboratories. As a scientist, Dr. Penzias is best known for his contributions to astrophysics, which earned him the Nobel Prize for Physics in 1978. Dr. Penzias also is currently a member of the Board of Directors of WarpSpeed Communications, Inc., a communications service company, Arthur D. Little, Inc., a consulting company, and several private companies.

     Dr. Rajendra Singh. Dr. Rajendra Singh is the Chairperson of the Board of the Directors and member of the Compensation Committee and co-founder of the Company. Dr. Singh was President of the Company from its formation in 1983 until September 1994, was Chief Executive Officer from January 1994 until January 1995, and was Treasurer from January 1994 until January 1996. Dr. Singh is also Chairman of the Members Committee of Telcom Ventures L.L.C. and of RF Investors, L.L.C. Dr. Singh is married to Neera Singh, a Director and, until September 1996, an executive officer, of the Company. Dr. Singh is also a principal owner of Cherrywood Holdings, Inc. Dr. Singh is also a director of Teligent, Inc., a wireless local access provider.

     Neera Singh. Neera Singh is a co-founder of the Company and has been a Director of the Company since its inception. Ms. Singh served as Vice President of the Company from its formation in 1983 to October 1991 and Executive Vice President from January 1994 until September 1996. Ms. Singh also served as Co-Chairperson of the Company from January 1995 until September 1996. Ms. Singh is a member of the Audit Committee. Ms. Singh is a member of the Members Committee of Telcom Ventures, L.L.C. and RF Investors, L.L.C. Ms. Singh is married to Dr. Rajendra Singh, a Director and former executive officer of the Company. Ms. Singh is also a principal owner of Cherrywood Holdings, Inc.

CORPORATE GOVERNANCE AND OTHER MATTERS

     The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's Bylaws also permit stockholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to the Secretary of the Company and include certain information specified in
Section 3.4 of the Company's Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. The Bylaws also permit stockholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to the Secretary of the Company. To be timely for the Annual Meeting, notice must have been delivered to, or mailed to and received at, the principal executive offices of the Company no later than December 19, 1997. No such nominations or proposals have been received in connection with the Annual Meeting.

     The Board of Directors has established an Audit Committee and a Compensation and Stock Option Committee (the "Compensation Committee"). The Audit Committee is comprised of Mr. Ein, Dr. Penzias and Ms. Singh; Mr. Ein is Chairperson of the Committee. The Audit Committee examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors' letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The Audit Committee held three meetings during the year ended December 31, 1997.

     The Compensation Committee is comprised of Mr. Ein, Dr. Penzias and Dr. Singh; Dr. Penzias is Chairperson of the Committee. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to the Board of Directors with respect to general compensation matters and policies and employee benefit and incentive plans and administers the Company's stock option plans, grants stock options under such stock option plans and exercises all other authority granted to it to administer such stock option plans. The Compensation Committee met four times during the year ended December 31, 1997 and it took action by unanimous written consent on four occasions to grant options pursuant to the Directors Plan and the Employee Plan.

     During the year ended December 31, 1997, the Board of Directors held seven meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period on which he or she served.

COMPENSATION OF DIRECTORS

     The Company has entered into an agreement with one of its directors, Dr. Arno A. Penzias, pursuant to which the Company has agreed to compensate Dr. Penzias for his services as a director as follows: (i) an annual fee of $20,000,
(ii) a fee of $1,000 for each meeting of the Board of Directors he attends,
(iii) an
annual fee of $2,000 for each Committee on which he serves (he presently serves on the Audit and Compensation Committees), and (iv) an annual fee of $3,000 for any committee which he chairs. The Company paid Dr. Penzias a total of $44,000 pursuant to this agreement during the year ended December 31, 1997.

DIRECTORS PLAN

     The Directors Plan provides for the "formula" grant of options to directors who are not officers or employees of the Company and authorizes the issuance of up to 60,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock. An additional 80,000 shares of Class A Common Stock will be reserved for issuance under the Directors Plan following approval of the proposed amendments to such plan. See "Adoption of Amendments to Directors Plan" below. The option exercise price for options granted under the Directors Plan is 100% of the fair market value of the underlying shares on the date of the grant of the options. Under the Directors Plan, each director of the Company who is not eligible to hold shares of Class B Common Stock is granted (to the extent there are authorized shares available therefor) an initial option to purchase 10,000 shares of Class A Common Stock in connection with the Offering or on later commencement of service and may thereafter be granted additional options to purchase shares of Class A Common Stock upon authorization thereof by the Board of Directors. Each Eligible Director who is eligible to hold shares of Class B Common Stock is granted (to the extent there are authorized shares available therefor) an initial option to purchase 35,000 shares of Class B Common Stock in connection with the Offering or on later commencement of service, and an additional option to purchase 22,500 shares of Class B Common Stock as of each of the next four annual meetings of the stockholders of the Company if the Eligible Director continues to be an Eligible Director.

     On May 20, 1997, each of Dr. and Mrs. Singh received options to purchase 22,500 shares of Class A Common Stock pursuant to the Directors Plan at an exercise price of $12.125, the fair market value on the date of grant. The options granted to the Singhs have a term of five years and vested immediately upon their grant. Also on May 20, 1997, Dr. Penzias received an option to purchase 10,000 shares of Class A Common Stock pursuant to the Directors Plan at an exercise price of $12.125 per share, the fair market value on the date of grant. The options granted to Dr. Penzias vest in equal installments on each of the first three anniversaries of the date of grant and are for a term of five years. On May 20, 1997, Mr. Ein received an option to purchase 30,000 shares of Class A Common Stock pursuant to the Directors Plan at an exercise price of $12.125 per share, the fair market value on the date of grant. This option vested immediately and is for a term of five years.

EMPLOYEE PLAN

     The Employee Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, to employees of the Company or any of its subsidiaries, as well as the grant of non-qualifying options to employees and any other individuals whose participation in the Employee Plan is determined to be in the best interest of the Company. The Employee Plan authorizes the issuance of up to 3,224,000 shares of Class A Common Stock pursuant to options granted under the Employee Plan. An additional 1,501,000 shares of Class A Common Stock will be reserved for issuance under the Employee Plan following approval of the proposed amendment to such plan. See "Adoption of an Amendment to Employee Plan" below. The option exercise price for incentive stock options granted under the Employee Plan may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The option exercise price for non-incentive stock options granted under the Employee Plan may not be less than the par value of the Class A Common Stock on the date of grant of the option. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of Class A Common Stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any year. The maximum number of shares of Class A Common Stock subject to options that can be awarded under the Employee Plan to any person is 1,000,000 shares.

     On May 20, 1997, Mr. Ein also received an option to purchase 20,000 shares of Class A Common Stock pursuant to the Employee Plan at an exercise price of $12.125 per share. This option vested immediately and is for a term of five years.

                                   MANAGEMENT

     The executive officers of the Company, and their respective ages as of April 17, 1998, are as follows:

                 NAME                   AGE                  POSITION
                 ----                   ---                  --------
Dr. Geoffrey S. Carroll...............  44    President and Chief Executive Officer
Richard Hozik.........................  47    Senior Vice President, Chief Financial
                                              Officer and Treasurer
John Morris...........................  52    Group Vice President, Products and
                                              Systems
Gerard L. Vincent.....................  43    Group Vice President, Services
Donald R. Rose........................  42    Senior Vice President
Peter A. Deliso.......................  37    Vice President, Corporate Affairs,
                                              General Counsel and Secretary
Stuart P. Lawson......................  42    Vice President, Controller and
                                              Assistant Secretary

     DR. GEOFFREY S. CARROLL.  See "Information as to Nominees" above.

     RICHARD HOZIK. Richard Hozik has been Senior Vice President and Chief Financial Officer of the Company since November 1995 and Treasurer since January 1996. From October 1992 to October 1995, Mr. Hozik was employed by the J.E. Robert Companies, a privately held real estate investment and management company, where he held the position of Senior Vice President and Chief Financial Officer. From April 1992 to September 1992, Mr. Hozik was the Managing Partner of Hozik & Associates, a management consulting firm. From March 1982 to March 1992, Mr. Hozik was with GRC International, Inc. (formerly Flow General Inc.) ("GRC"), a publicly traded international technology-based products and services company, where he served as Vice President, Treasurer and Chief Financial Officer of GRC and President and Chief Executive Officer of its Biomedical Group. From 1973 to 1982, Mr. Hozik was with the international public accounting firm of Arthur Andersen LLP.

     JOHN MORRIS. John Morris has been Group Vice President, Products and Systems of the Company since June 1997. From 1992 to June 1997, Mr. Morris was employed by COMSAT Corporation in a variety of positions, including Group Vice President of the Wireless Products Division of COMSAT RSI, Inc. where he was in charge of satellite network systems, cellular systems and wireless antennas, and Chairman and Chief Executive Officer of Plexsys Corporation, a company partly owned by COMSAT Corporation. From 1990 to 1992, Mr. Morris was a managing director at British Aerospace Communications where he was responsible for creating an international value added satellite services communications company. From 1981 to 1990, Mr. Morris held a number of positions with British Telecom.

     GERARD L. VINCENT. Gerard L. Vincent has been Group Vice President, Services of the Company since July 1997. From August 1996 to July 1997, Mr. Vincent was Senior Vice President, Engineering of the Company. From January 1995 to August 1996, Mr. Vincent was Vice President, Engineering of the Company, and from December 1993 to January 1995, he was Director of Engineering of the Company. Prior to joining the Company, Mr. Vincent was Director, Department of Cellular Engineering of France Telecom, from December 1989 to December 1993.

     DONALD R. ROSE. Donald R. Rose has been Senior Vice President of the Company since March 1998 and is responsible for handling special projects on behalf of the Company's President and Chief Executive Officer. From July 1997 to March 1998, Mr. Rose reduced his activities and responsibilities within the Company to pursue personal interests. From August 1996 to July 1997, Mr. Rose was the Senior Vice President, Software of the Company. From October 1990 until August 1996, Mr. Rose was Senior Vice President, Engineering of the Company, and from 1987 until October 1990, he was Vice President, Engineering of the Company. Before joining the Company, Mr. Rose was Senior Project Engineer of Los Angeles Cellular Telephone Co. and a Senior Engineer of Moffet, Larson & Johnson, P.C., a telecommunications consulting firm.

     PETER A. DELISO. Peter A. Deliso has been the Company's General Counsel since June 1994 and Vice President, Corporate Affairs, and Secretary since January 1996. From late 1989 until January 1994, Mr. Deliso served as Corporate Counsel for Mobile Telecommunication Technologies Corp. ("Mtel") and its various domestic and international subsidiaries. Prior to his employment with Mtel, Mr. Deliso was with the law firm of Garvey, Schubert & Barer specializing in international, corporate and securities law.

     STUART P. LAWSON. Stuart P. Lawson has been Vice President, Controller and Assistant Secretary of the Company since July 1997. From March 1996 until July 1997, Mr. Lawson was Corporate Controller of the Company. From 1992 until 1996, Mr. Lawson served as Chief Financial Officer of the Kramer Junction Company, a provider of operations and maintenance, management and consulting services to the solar-thermal industry. From 1981 until 1992, with the exception of the period from the middle of 1987 to the end of 1988, Mr. Lawson was with the international public accounting firm of Arthur Andersen LLP. From the middle of 1987 to the end of 1988, Mr. Lawson served as the Assistant Corporate Controller of the Clark Construction Group.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to the Named Executive Officers for the fiscal years ended December 31, 1996 and 1997.

                                                                            LONG-TERM COMPENSATION AWARDS
                                                    ANNUAL          ----------------------------------------------
                                               COMPENSATION(1)      RESTRICTED     SECURITIES
                                             --------------------     STOCK        UNDERLYING         ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)     AWARDS     OPTIONS/SARS(#)   COMPENSATION(2)
    ---------------------------       ----   ---------   --------   ----------   ---------------   ---------------
NAMED EXECUTIVE OFFICERS AS OF
  DECEMBER 31, 1997:
Dr. Geoffrey S. Carroll, President
  and Chief Executive Officer(3)....  1997   $     --    $    --        --          $     --           $   --
                                      1996         --         --        --                --               --
Richard Hozik, Senior Vice
  President, Chief Financial Officer
  and
  Treasurer.........................  1997    184,000     50,000        --                --            2,000
                                      1996    174,000    121,000        --            93,000            2,000
Louis R. Olsen, Vice President, New
  Business Ventures.................  1997    141,000     20,000        --                --            5,000
                                      1996     93,000      5,000        --            38,750            3,000
Gerard L. Vincent, Senior Vice
  President, Engineering............  1997    192,000     60,000        --                --            5,000
                                      1996    175,000     34,000        --           100,000            4,000
Frank F. Navarrete, Vice President,
  Sales and Marketing...............  1997    165,000     55,000        --                --            4,000
                                      1996    157,000     40,000        --            77,500            3,000
FORMER NAMED EXECUTIVE OFFICERS:
Piyush Sodha, President and Chief
  Executive Officer(4)..............  1997    275,000    100,000        --                --               --
                                      1996    241,000    309,000        --           535,362               --
Donald R. Rose, Senior Vice
  President(5)......................  1997    195,000         --        --                --            5,000
                                      1996    166,000    771,000        --           757,155            5,000

---------------
(1) All amounts are rounded to the nearest $1,000. The amount of perquisites and other personal benefits, securities or other property has been omitted because the applicable amount of such compensation is less than $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer.

(2) Includes payments by the Company for life insurance (in all cases less than $500 per individual) and contributions to the Company's 401(k) Plan.

(3) Dr. Carroll has served as the Company's President and Chief Executive Officer since January 15, 1998. Dr. Carroll's employment agreement provides for a base salary of $400,000, performance bonuses and options to purchase up to 975,000 shares of Class A Common Stock. See "Employment Agreements" below.

(4) Mr. Sodha resigned as the Company's President and Chief Executive Officer on January 19, 1998.

(5) In July 1997, Mr. Rose temporarily reduced his activities and responsibilities within the Company to pursue personal interests and as of December 31, 1997 was not considered a Named Executive Officer of the Company. In March 1998, Mr. Rose was appointed Senior Vice President of the Company.

     Option Grants. No Named Executive Officers received stock options during the year ended December 31, 1997. There are presently 3,224,000 shares of Class A Common Stock reserved for issuance under the Employee Plan. An additional 1,501,000 shares of Class A Common Stock will be reserved for issuance under the Employee Plan following approval of the proposed amendment to such plan. See "Adoption of an Amendment to Employee Plan" below.

     Option Exercises and Year-end Values. The following table provides information regarding the value of all unexercised options held at December 31, 1997 by the Named Executive Officers.

                                                                            NUMBER OF
                                                                        SHARES UNDERLYING           VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                  NUMBER OF                             DECEMBER 31, 1997           DECEMBER 31, 1997(1)
                              SHARES ACQUIRED ON     VALUE         ---------------------------   ---------------------------
           NAME                    EXERCISE         REALIZED       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----               ------------------   ----------      -----------   -------------   -----------   -------------
NAMED EXECUTIVE OFFICERS AS
  OF DECEMBER 31, 1997:
Dr. Geoffrey S. Carroll....             --         $       --             --             --      $       --      $     --
Richard Hozik..............             --                 --         18,600         74,400         195,300       781,200
Louis R. Olsen.............             --                 --          7,750         31,000          37,200       148,800
Gerard L. Vincent..........             --                 --         23,000         77,000          74,400       297,600
Frank F. Navarrete.........             --                 --         15,500         62,000          74,400       297,600
FORMER NAMED EXECUTIVE
  OFFICERS:
Piyush Sodha...............         75,000          1,050,000(2)     305,362        155,000       2,806,401       477,400
Donald R. Rose.............        250,000          3,639,415(3)     507,155             --       5,325,128            --

---------------
(1) Based on a per share price of $14.50 on December 31, 1997.

(2) Sale of 75,000 shares at $18.00 on September 2, 1997.

(3) Consists of the sale of 27,000 shares at $18.25 on August 20, 1997, sale of 30,660 shares on August 21, 1997 at $18.25, sale of 42,340 shares at $18.00 on September 2, 1997, sale of 100,000 shares at $18.75 on September 11, 1997 and sale of 50,000 shares at $19.00 on September 15, 1997.

EMPLOYMENT AGREEMENTS

     Effective January 15, 1998, the Company entered into a five year employment agreement with Dr. Geoffrey S. Carroll, the President and Chief Executive Officer of the Company. Dr. Carroll's employment agreement provides for a minimum salary of $400,000 per annum, reimbursement of certain expenses, annual bonuses based on annual individual and objective company performance criteria to be adopted by the Board of Directors, participation in the Company's benefit plans and the grant of options to purchase an aggregate of 975,000 shares of Class A Common Stock. The options granted to Dr. Carroll pursuant to his employment agreement are comprised of options to purchase 450,000 shares of Class Common Stock at an exercise price of $12.65 (the "First Options") which will vest in 20% increments at the first through fifth anniversaries of the date of grant, and (ii) options to purchase 525,000 shares of Class A Common Stock divided into five equal series of 105,000 shares per series (the "Second Options") with increasing exercise prices, with the first series at $18.84, the second series at $21.85, the third series at $25.35, the fourth series at $29.40 and the fifth series at $34.10. The first series of the Second Options will vest on the first anniversary date of the grant, the second will vest on the second anniversary, the third will vest on the third anniversary, the fourth will vest on the fourth anniversary and the fifth will vest on the fifth anniversary of the date of grant. Each of the options that comprise the First and Second Options have a term of ten years.

     Dr. Carroll's employment agreement provides that the First and Second Options will be subject to acceleration upon: (a) the sale of substantially all the assets of the Company, (b) certain mergers of the Company where the Company is not the surviving entity, or (c) certain third party acquisitions of the beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Company. Dr. Carroll's options will also be subject to additional vesting in connection with a termination of employment due to death, disability, termination by the Company other than for "Cause" or termination by Dr. Carroll for "Good Reason."

     If the Company terminates Dr. Carroll's employment other than pursuant to a termination for "Cause" or in the event Dr. Carroll terminates his employment with "Good Reason", Dr. Carroll shall continue to receive, for a period of twelve months commencing on the date of such termination, his full base salary. In addition, if such termination occurs after the end of the first contract year, the Company shall pay to Dr. Carroll an amount equal to the higher of the bonuses, if any, paid in the prior two years, to be paid in a lump sum immediately following the termination of Dr. Carroll's employment. "Cause" is defined as termination by the Company because (a) Dr. Carroll commits an act of fraud, material dishonesty or theft against, or a felony involving, the Company,
(b) Dr. Carroll commits a crime involving moral turpitude, (c) Dr. Carroll has compromised trade secrets or other proprietary information of the Company in violation of the provisions of his employment agreement, (d) Dr. Carroll shall breach in any material respect the terms of his employment agreement, (e) Dr. Carroll has materially breached any noncompetition agreement with the Company or any subsidiary to which he is a party, (f) Dr. Carroll has willfully failed or refused to perform material assigned duties consistent with his position, or (g) Dr. Carroll engaged in gross or willful misconduct that causes substantial and material harm to the business and operations of the Company or a subsidiary, the continuation of which will continue to substantially and materially harm the business and operations of the Company or a subsidiary in the future. Each of the provisions specified in (d), (e) and (f) above shall be subject to Dr. Carroll having been provided written notice and 30 days to cure the breach, failure or refusal. "Good Reason" under Dr. Carroll's employment agreement means
(i) a reduction in his base salary, (ii) a material reduction in his duties or authority, Dr. Carroll's failure to be elected or re-elected as a director or as President or Chief Executive Officer of the Company or its successor, or Dr. Carroll's removal as a director, as President or as Chief Executive Officer of the Company or its successor, unless such reduction, failure, or removal is for Cause (as defined above) or is on account of Dr. Carroll's inability to substantially perform his duties for an aggregate of one hundred twenty (120) days within any consecutive twelve-month period due to a mental or physical injury or illness, (iii) failure of the Compensation Committee to grant, or stockholders to approve, the option grants provided in his employment agreement (which approval will be deemed granted upon approval of the amendment to the Employee Plan, see "Adoption of an Amendment to Employee Plan" below), or (iv) the requirement, without Dr. Carroll's consent, to relocate outside of the McLean, Virginia, Washington, D.C., or New York area(s).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     On May 20, 1997, the Board adopted the following compensation policy prepared by the Compensation Committee:

                         EXECUTIVE COMPENSATION POLICY

  Policy Purpose

     To facilitate the recruitment, retention and motivation of the President and Chief Executive Officer, the Senior Vice Presidents, the Vice Presidents and such other persons the determination of whose compensation the Board of Directors shall determine (each of the foregoing, an "Executive") will be covered by this policy (the "Executive Compensation Policy") in ways consistent with the enhancement of shareholder value, service quality and employee satisfaction.

  Compensation Elements

     Executive compensation includes four principal elements: (i) base salary;
(ii) employee benefits; (iii) annual incentive compensation; and (iv) equity participation (the "Principal Elements").

  Criteria for Determination of Executive Compensation

     In determining each of the Principal Elements of each Executive's compensation, as well as the overall compensation package thereof; the following criteria shall be considered by the persons responsible for recommending or approving such compensation (each a "Reviewer"): (i) the compensation awarded to executives with comparable titles and responsibilities to those of such Executive by companies in the wireless telecommunications industry (or, to the extent information is not available, in comparable industries) whose revenues and earnings are comparable to those of the Company (the "Comparable Companies"), as reported by reliable independent sources; (ii) the results of operations of the Company during the past year, on an absolute basis and compared with the Company's targeted results for such year as well as with the results of the Comparable Companies, as reported by reliable independent sources; (iii) the performance of such Executive during the past year, on an absolute basis and as compared with the performance targets set by the Company for such Executive for such year and the performance of the other Executives of the Company during such year and (iv) any other factor which the Reviewers determine to be relevant. The weight to be given to each of the foregoing criteria shall be determined by the Reviewers in the exercise of reasonable judgment in accordance with the purposes of this Executive Compensation Policy and may vary from time to time or from Executive to Executive.

     Also at its May 20, 1997 meeting, the Board of Directors adopted implementation guidelines with respect to the Executive Compensation Policy. In particular, on an annual basis, the Compensation Committee reviews the compensation paid during the past year to the President and Chief Executive Officer of the Company and, taking into account each factor set forth in the Executive Compensation Policy set forth above, submits to the Board of Directors its recommendation regarding the compensation to be paid to the President and Chief Executive Officer during the next year and following a review of such recommendation, the Board of Directors will take such action regarding such compensation, consistent with the Executive Compensation Policy as it deems appropriate. With regard to the compensation paid to each Executive other than the President and Chief Executive Officer, the Board empowered the President and Chief Executive Officer to review, on an annual basis, the compensation paid to each Executive during the past year and, taking account each factor set forth in the Executive Compensation Policy, and to submit to the Board of Directors his recommendations regarding the compensation to be paid to such persons during the next year and following a review of such recommendations, the Compensation Committee will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate.

     Compensation arrangements during the Company's 1997 fiscal year were determined in accordance with the Executive Compensation Policy and the May 20, 1997 Board of Directors' implementation guidelines.

                                   Respectfully submitted,

                                   COMPENSATION AND STOCK OPTION COMMITTEE

                                   Mark D. Ein
                                   Dr. Arno A. Penzias
                                   Dr. Rajendra Singh

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Rajendra Singh, Chairperson of the Board of Directors and a member of the Compensation Committee, is Chairman of the Members Committees of Telcom Ventures and RF Investors. As of March 31, 1998, RF Investors owned approximately 54.6% of the outstanding Common Stock, Telcom Ventures owned 99% of the outstanding interests in RF Investors and Dr. Singh and members of his family and certain family trusts beneficially owned 75% of the outstanding interests in Telcom Ventures.

  Corporate Opportunity

     Concurrently with the Offering, the Company and Telcom Ventures, RF Investors, Cherrywood, Dr. Rajendra Singh, Neera Singh, certain Singh family trusts (the five immediately foregoing persons and entities being collectively referred to as the "Singh Family Group") and the Carlyle Investors (all of the foregoing, together with their respective successors or members of their immediate family, the "Telcom Ventures Group") entered into an Intercompany Agreement. Under the Intercompany Agreement, Telcom Ventures, RF Investors, Cherrywood and the Singh Family Group have agreed that, until the earlier of (i) the date on which the Telcom Ventures Group no longer possesses voting control of the Company or (ii) the occurrence of certain termination events specified in the 1993 Formation Agreement among the members of the Telcom Ventures Group (the "Formation Agreement"), none of them will, directly or indirectly, participate or engage, other than through the Company, in any of the Company's traditional business activities, defined as (i) the provision of cellular radio frequency engineering and network design services to the wireless telecommunications industry, (ii) the provision of program management services or deployment or construction related consulting services to the wireless telecommunications industry and (iii) the manufacture, sale, license, distribution or servicing of any radio network planning software tools or drive test field measurement and analysis equipment which are used by the Company in connection with the Company services described in the foregoing clauses (i) or
(ii). The foregoing prohibition does not apply to services provided to third parties in which any member of the Telcom Ventures Group holds or is considering the acquisition of an investment where the provision of services is incidental to such member's investment or to the ownership by any member of the Telcom Ventures Group of up to 5% of the outstanding securities of any entity as long as no member of the Telcom Ventures Group participates in the management of such entity. Under the Intercompany Agreement, each of the Carlyle Investors (but not its affiliates) has also agreed not to invest in any entity whose primary business is to compete with the Company in its traditional business activities (excluding program management) until the earlier of (i) the date on which such Carlyle Investor no longer owns directly or indirectly, an interest in the Company or (ii) the occurrence of certain termination events specified in the Formation Agreement.

     In consideration of the foregoing agreements of the Telcom Ventures Group, the Company has agreed that, if any opportunity to invest in or acquire a third party the value of which could reasonably be deemed to exceed $1 million (an "Investment Opportunity") is presented to the Company that it wishes to refer to a third party, the Company must give written notice to Telcom Ventures of such Investment Opportunity. Telcom Ventures has five business days following its receipt of the notice to inform the Company of its desire to pursue the Investment Opportunity. If Telcom Ventures does not wish to pursue the Investment Opportunity, or fails to provide timely notice to the Company of its interest, the Company may refer the Investment Opportunity to any third party.

  Advances To and From Telcom Ventures and Related Parties

     Immediately following the Offering, the Company made a loan of $3.5 million to Telcom Ventures from proceeds of the Offering to assist Telcom Ventures in paying certain taxes due in connection with the MCI Note Assumption (as defined below). The loan is repayable over five years, with equal annual principal payments over the term of the loan. Interest accrues at the rate of LIBOR plus 1.75% and is payable annually. The loan constitutes senior indebtedness of Telcom Ventures. Upon the sale by Telcom Ventures or any of its affiliates (defined as each entity controlling, controlled by or under common control with, Telcom Ventures, each natural person that controls Telcom Ventures and each member of Telcom Ventures as of the date of the loan) of shares of Common Stock resulting in Telcom Ventures and such affiliates, in the aggregate, owning less than 25% of the outstanding Common Stock, the Company may declare the loan to be due and payable. In November 1997, the Company received approximately $1.0 million from Telcom Ventures representing payment of $0.7 million principal and approximately $0.3 million interest under the terms of this note.

  Registration Rights

     Concurrently with the Offering, the Company, RF Investors and MCI entered into a Registration Rights Agreement relating to the Class A Common Stock issuable upon conversion of Class B Common Stock or upon conversion of the outstanding indebtedness of the Company to MCI. Under the Registration Rights Agreement, RF Investors and MCI have certain "demand" rights to require the Company to register their Common Stock for sale and may register shares on a "piggyback" basis in connection with most registered public offerings of securities of the Company.

  Provision of Services and Products to Telcom Ventures and Parties Related Thereto

     The Company provides engineering services and software products to Telcom Ventures and various other companies owned, in part, by Telcom Ventures or its members. Revenues earned during 1996 and 1997 for such services and products were approximately $2.0 million and $1.5 million, respectively. Trade accounts receivable from these related parties were $819,000 at December 31, 1996 and $811,000 at December 31, 1997.

     Concurrently with the Offering, the Company and Telcom Ventures entered into an Overhead and Administrative Services Agreement. Pursuant to the Overhead and Administrative Services Agreement, certain management personnel and other employees of the Company provide certain administrative services, principally related to human resource management functions and, until the first quarter of 1997, to administration of accounts payable and accounts receivable systems and provisions of general office support services, to Telcom Ventures and, until the first quarter of 1997, Telcom Ventures subleased office space from the Company. Telcom Ventures is obligated to pay the Company a monthly fee for such administrative services and office space based on a reasonable estimate of the Company's cost of providing same. While this agreement is not the result of arm's length negotiations, it is designed to reimburse the Company for its costs in providing such services (including costs of personnel), and the Company believes that the terms of such agreements are reasonable. Telcom Ventures paid the Company approximately $115,000 in January 1997 and approximately $85,000 in March 1998 pursuant to the Overhead and Administrative Services Agreement.

COMPARATIVE STOCK PERFORMANCE

     The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its Class A Common Stock since its initial public offering completed in September 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at September 25, 1996 when the Company's Class A Common Stock was first traded on the Nasdaq National Market at its closing price of $20.25 is compared to the cumulative total return of the Nasdaq Market Index and an index comprised of publicly traded companies which are principally in the consulting and/or telecommunications products and services business (the "Companies") during that same period. As of December 31, 1997, the Companies that constituted the peer group consisted of: Computer Sciences Corporation, Alternative Resources Corporation, American Management Systems, Incorporated, Computer Horizons Corp., Technology Solutions Company, Ciber, Inc., Allen Telecom Inc. and Salient 3 Communications Inc.

                COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN*
 AMONG LCC INTERNATIONAL, INC., THE NASDAQ STOCK MARKET -- US INDEX AND A PEER
                                     GROUP

                                                                                           NASDAQ
                                                        LCC                                STOCK
               MEASUREMENT PERIOD                  INTERNATIONAL,                          MARKET
             (FISCAL YEAR COVERED)                      INC.           PEER GROUP          (U.S.)
9/25/96                                               100.00            100.00            100.00
10/96                                                  73.13            100.36             99.08
12/96                                                  92.50            105.66            105.11
2/97                                                   48.75             85.93            106.35
4/97                                                   51.25             87.40            102.52
6/97                                                   78.75            101.10            116.89
8/97                                                   90.00            109.23            129.85
10/97                                                  93.75            104.08            130.38
12/97                                                  72.50            119.31            128.98

      * $100 invested on 9/25/96 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain transactions and relationships among the Company and its associated entities, and among the directors, executive officers and stockholders of the Company and its associated entities. For a description of certain other transactions, see "Compensation Committee Interlocks."

  The Merger

     Pursuant to the Merger, the Company is required to indemnify Telcom Ventures, RF Investors, Cherrywood, the Carlyle Investors and TC Group against any liability for obligations and liabilities associated with the Limited Liability Company's operations.

  Carlyle Option Designee Stock Options

     The Company has reserved 85,000 shares of Class A Common Stock (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction) for issuance pursuant to options to be granted to a designee of the Carlyle Investors (the "Carlyle Option Designee Stock Options"). The option exercise price for the Carlyle Option Designee Stock Options will be 100% of the fair market value of the Class A Common Stock on the date of grant of the option. TC Group was granted an initial option to purchase 25,000 shares of Class A Common Stock in connection with the Offering. A TC Group designee was granted a further option to purchase 15,000 shares of Class A Common Stock on September 24, 1997 at an exercise price of $20.125. The September 24, 1997 options vested immediately and are for a term of five years. TC Group or one or more other designees of the Carlyle Investors will be granted an additional option to purchase 15,000 shares of Class A Common Stock on each of September 24, 1998, 1999 and 2000. Options granted will vest immediately. The options will expire no later than the fifth anniversary of the date of grant.

  The Exchangeable Notes, MCI Note Assumption, MCI Conversion

     In June 1994 the Limited Liability Company and Telcom Ventures entered into a Note Purchase Agreement with a then unrelated third party, MCI, which provided for the issuance of a $20 million subordinated note by the Limited Liability Company (the "LCC Note") and of a $30 million subordinated note by Telcom Ventures (the "Telcom Ventures Note") to MCI in return for cash in such amounts. The LCC Note and the Telcom Ventures Note (collectively, the "Exchangeable Notes") are exchangeable, at certain times, consisting of 45 day periods commencing in June (at the option of MCI) and August (at the option of the Company) of 1997, 1998, and 1999, into 2,841,099 shares of Class A Common Stock.

     The Exchangeable Notes are both due June 28, 2000. The Exchangeable Notes each bear interest at a rate equal to 4.4% per annum, payable semiannually. Immediately prior to the Merger, the Telcom Ventures Note was assumed by the Limited Liability Company (the "MCI Note Assumption"), and the $30 million principal repayment obligation and interest thereon became the sole obligation of the Limited Liability Company and, following the Merger, the sole obligation of the Company.

     Since January 1, 1997, the Company has paid MCI approximately $4.9 million in interest under the Exchangeable Notes. The Company presently intends to exercise its option in August 1998 to cause the Exchangeable Notes to be converted into 2,841,099 shares Class A Common Stock.

  Certain Relationships Between Cherrywood and the Carlyle Investors Affecting the Company

     The RF Investors and Telcom Ventures limited liability company agreements provide that, for as long as the Carlyle Investors collectively own at least 5% of the total membership interests of Telcom Ventures, Telcom Ventures shall vote any and all shares of the Company held by it, and shall cause RF Investors to vote any and all shares held by it, from time to time: (i) to elect as directors of the Company up to two persons recommended by the Carlyle Investors and (ii) not take any of the following actions without the consent of the Carlyle
Investors: (a) approve any amendment to the Certificate of Incorporation or the Bylaws of the Company; (b) approve the incurrence by the Company of any debt (or the granting of security relating to the incurrence of debt) if as a result of such incurrence, the debt to equity ratio of the Company exceeds 6:1, or, if as a result of such debt incurrence, the total outstanding debt of the Company exceeds $50 million plus or minus, as the case may be, the cumulative net income or net losses of the Company after January 1994; (c) approve any new affiliated party transactions in excess of $150,000 or of modifications to existing transactions, subject to certain limited exceptions; (d) approve appointment of independent accountants of the Company other than one of the "big six" accounting firms; or (e) approve certain events relating to bankruptcy or insolvency of the Company.

     The RF Investors and Telcom Ventures limited liability company agreements provide for various rights of the Carlyle Investors to cause the distribution to the Carlyle Investors of Common Stock held by RF Investors. Following the third anniversary of the closing of the Offering, the Carlyle Investors will have the right to cause the distribution to the Carlyle Investors (by RF Investors and then Telcom Ventures), of up to the Carlyle Investors' indirect proportionate interest in the shares of Common Stock then held by RF Investors which is in excess of 10% of the Common Stock then outstanding (treating Class A Common Stock and Class B Common Stock as a single class of Common Stock for this purpose). The Carlyle Investors' initial indirect proportionate interest in RF Investors is 25%, which interest will be recalculated following any non-proportional distribution to the Carlyle Investors. Following the fifth anniversary of the closing of the Offering, the Carlyle Investors will have the right to cause the distribution to the Carlyle Investors (by RF Investors and then Telcom Ventures), of up to the full amount of the Carlyle Investors' then indirect proportionate interest in the shares of Common Stock, so long as the Common Stock remaining held by RF Investors would leave RF Investors with at least 51% of the voting power of the Common Stock then outstanding. Upon the first distribution to the Carlyle Investors, the Carlyle Investors will have the right to exercise one of the three rights held by RF Investors to demand registration of shares of Common Stock under the Securities Act of 1933. The ability of the Carlyle Investors to require distributions of Class A Common Stock or demand a registration thereof would be subject to a determination by an investment banker reasonably acceptable to RF Investors and the Carlyle Investors that such action would not materially adversely impact the market for the Common Stock.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and certain beneficial holders of common stock to file reports about their ownership of the Company's Class A Common Stock. Based solely on its review of the copies of such reports furnished to the Company by its directors and officers during and with respect to the year 1997, the Company is aware only of the following report submitted on an untimely basis. A Form 4 for Dr. Arno A. Penzias, a Director of the Company, was filed late with respect to one transaction initiated by a family member.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

     The Board of Directors has appointed KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1998, subject to ratification by stockholders at the Annual Meeting. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG to audit the financial statements of the Company for the fiscal year ending December 31, 1998.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                   ADOPTION OF AN AMENDMENT TO EMPLOYEE PLAN
                                  (PROPOSAL 3)

     On January 15, and April 16, 1998, the Board of Directors approved and is presently proposing for stockholder approval an amendment to the Employee Plan. The Employee Plan was originally adopted by the Board of Directors on July 23, 1996 and approved by the Company's stockholders on August 26, 1996. Pursuant to the Employee Plan, eligible persons receive grants of options. The Employee Plan provides for the grant of both "incentive stock options," as defined in the Internal Revenue Code, and nonqualified stock options. See "Election of Directors -- Employee Plan" above for more detail on the Employee Plan.

     The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be required to approve the amendment to the Employee Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 3 to approve the amendment to the Employee Plan.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT TO THE EMPLOYEE PLAN

     The securities underlying the Employee Plan are shares of Class A Common Stock. Pursuant to the Employee Plan, as amended, the maximum number of shares of Class A Common Stock that may be issued upon exercise or payment will not exceed 4,725,000 shares, an increase of 1,501,000 shares. The market value of the 4,725,000 total shares of Class A Common Stock authorized under the Employee Plan as of March 16, 1998 assuming approval of the amendment was $82,096,875 (based on a March 16, 1998 closing price on the Nasdaq National Market of $17.375 per share of Class A Common Stock). The Company's Board of Directors and its Compensation Committee believes that this increase is important to permit the Company to continue to attract and retain key employees and other individuals to the Company or any of its subsidiaries. A copy of the proposed amendment to the Employee Plan is attached hereto as Attachment A and is incorporated herein by reference.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                    ADOPTION OF AMENDMENTS TO DIRECTORS PLAN
                                  (PROPOSAL 4)

     On April 16, 1998, the Board of Directors approved and is presently proposing for stockholder approval amendments to the Directors Plan. The Directors Plan was originally adopted by the Board of Directors on July 23, 1996 and approved by the Company's stockholders on August 26, 1996. Pursuant to the Directors Plan, eligible persons receive grants of options. The Directors Plan provides for the "formula" grant of options to directors who are not officers or employees of the Company. See "Election of Directors -- Directors Plan" above for more detail on the Directors Plan.

     The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting will be required to approve the amendments to the Directors Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 4 to approve amendments to the Directors Plan.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENTS TO THE DIRECTORS PLAN

     Increase in Authorized Shares. The securities underlying the Directors Plan are shares of Class A Common Stock and Class B Common Stock. Pursuant to the Directors Plan, as amended, the maximum number of shares of Class A Common Stock and Class B Common Stock that may be issued upon exercise or payment will not exceed 140,000 shares and 250,000 shares, respectively, an increase of 80,000 shares in the case of the Class A Common Stock. The market value of the 140,000 total shares of Class A Common Stock authorized under the Directors Plan as of March 16, 1998 assuming approval of the amendments was $2,432,500 (based on a March 16, 1998 closing price on the Nasdaq National Market of $17.375 per share of Class A Common Stock). The Company's Board of Directors and its Compensation Committee believes that this increase is important to permit the Company to continue to attract and retain the best possible members of the Board of Directors and to provide additional incentives to those directors to promote the success of the Company.

     Removal of Section 19.4. Section 19.4 of the Directors Plan presently provides that the plan may not be amended more than once in any six-month period other than to comport with changes in the Internal Revenue Code, the Employment Retirement Security Act of 1974, or the rules promulgated thereunder. When the Directors Plan was originally adopted this provision was necessary in order for the plan to comply with Section 16(a) of the Exchange Act. Recent changes in
Section 16(a) of the Exchange Act, however, provide that a provision prohibiting two or more amendments to a stock option plan during any six-month period are no longer required. The removal of Section 19.4 of the Directors Plan in this regard would permit greater flexibility in administration of the Directors Plan by providing the Board of Directors with the ability to amend the plan as it deems advisable, subject in certain cases to the approval of the Company's stockholders.

     A copy of the proposed amendment to the Directors Plan is attached hereto as Attachment B and is incorporated herein by reference.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

                  DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS
                       TO BE INCLUDED IN PROXY MATERIALS

     Any proposal or proposal intended to be presented by any stockholder at the 1999 Annual Meeting of Stockholders must be received by the Company by December 18, 1998 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require the Company to include in the proxy statement and the proxy relating to the 1999 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

                        OTHER BUSINESS TO BE TRANSACTED

     As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

                                          By Order of the Board of Directors

                                          /s/ PETER A. DELISO

                                          PETER A. DELISO
                                          Secretary

McLean, Virginia
April 17, 1998

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 ACCOMPANIES THIS PROXY STATEMENT.

                                                                    ATTACHMENT A

                                   AMENDMENT
                                       TO
            LCC INTERNATIONAL, INC. 1996 EMPLOYEE STOCK OPTION PLAN

     Effective April 16, 1998, the LCC International, Inc. 1996 Employee Stock Option Plan (the "Plan") is amended as follows:

     1. The reference to "3,224,000" in the second sentence of Section 4 of the Plan is replaced by "4,725,000".

     This Amendment No. 1 to the LCC International, Inc. 1996 Employee Stock Option Plan was duly approved by the Board of Directors of the Corporation on April 16, 1998.


                                                  --------------------
                                                        Secretary

                                                                    ATTACHMENT B

                                   AMENDMENT
                                       TO
              LCC INTERNATIONAL, INC. DIRECTORS STOCK OPTION PLAN

     Effective April 16, 1998, the LCC International, Inc. Directors Stock Option Plan (the "Plan") is amended as follows:

     1. The reference to "60,000" in the first sentence of Section 4 of the Plan is replaced by "140,000".

     2. Section 19.4 of the Plan is deleted in its entirety.

     This Amendment No. 1 to the LCC International, Inc. Directors Stock Option Plan was duly approved by the Board of Directors of the Corporation on April 16, 1998.

                                                  --------------------
                                                        Secretary

                                REVOCABLE PROXY

                            LCC INTERNATIONAL, INC.

                  ANNUAL MEETING OF STOCKHOLDERS MAY 19, 1998

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby appoints Dr. Geoffrey S. Carroll and Mr. Richard Hozik, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of LCC International, Inc. to be held on Tuesday, May 19, 1998 at 10:00 a.m. (eastern daylight time) at the Sheraton Premiere at Tysons Corner, 8661 Leesburg Pike, Vienna, Virginia 22182, and at any adjournments thereof, in respect of all shares of the Common Stock, par value $.01 per share, of the Company which the undersigned may be entitled to vote, on the following matters:

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 17, 1998 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

            (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            LCC INTERNATIONAL, INC.

                                  MAY 19, 1998

                / PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED /

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.



                        FOR all nominees
                        listed at right (except
                           as marked to the      WITHHOLD AUTHORITY
                           contrary below)      to vote for all nominees
                                                 listed at right
PROPOSAL ONE:
   Election of the                [ ]                 [ ]      Nominees:   Dr. Geoffrey S. Carroll
   Board of Directors                                                      Mark D. Ein
   (five persons):                                                         Dr. Arno A. Penzias
                                                                           Dr. Rajendra Singh
                                                                           Neera Singh


(INSTRUCTION: To withhold authority to vote for an individual nominee, cross out that nominee's name at right.)



                                                             FOR    AGAINST   ABSTAIN
PROPOSAL TWO:   Proposal to ratify the appointment of        [ ]      [ ]       [ ]
   KPMG Peat Marwick LLP as the independent
   auditors of the Company for the fiscal
   year ending December 31, 1997;
PROPOSAL THREE:  Approval of an amendment to the Company's   [ ]      [ ]       [ ]
   1996 Employment Stock Option Plan to increase the
   number of shares authorized to be issued
   pursuant to options granted under such plan
PROPOSAL FOUR:  Approval of amendments to the Company's      [ ]      [ ]       [ ]
   1996 Directors Stock Option Plan to increase
   the number of shares authorized to be issued
   pursuant to options granted under such plan
   and to delete a certain section thereof.

In their discretion, on any other matters that may properly come before the Annual Meeting, or any adjournments thereof, in accordance with the recommendations of a majority of the Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 THROUGH 4.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

I PLAN TO ATTEND THE MAY 19, 1998 ANNUAL STOCKHOLDERS MEETING  [ ]

                                                                                                          Date:             , 1998
-----------------------------------------------------                                                           -----------
SIGNATURE OF STOCKHOLDER OR AUTHORIZED REPRESENTATIVE

NOTE: Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.